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                                                                    EXHIBIT 21.1
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                       SUBSIDIARIES OF VISIO CORPORATION


ENTITY                                          JURISDICTION
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Visio International Incorporated                Washington
MarComp, Inc.                                   Maryland
Kaspia Systems, Inc.                            Delaware
Visio Australia Pty. Limited                    Australia
Visio Canada Inc.                               Canada
Visio S.a.r.l                                   France
Visio GmbH                                      Germany
Visio International Limited                     Ireland
Visio S.r.l.                                    Italy
Visio Japan K.K.                                Japan
Visio Korea Ltd.                                Korea
Visio International Inc.                        Malaysia
Visio Business Graphics B.V.                    Netherlands
Visio Singapore Pte. Ltd.                       Singapore
Visio Business Graphics (Proprietary) Limited   South Africa
Visio Business Graphics GmbH                    Switzerland
Visio International (UK) Ltd.                   United Kingdom